UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 4, 2020

UNUM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38443	46-5308248
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Cambridge Park Drive, Suite 3100 Cambridge, Massachusetts		02140
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 945-5576

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value	UMRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

On March 4, 2020, Unum Therapeutics Inc. (“Unum”) was verbally notified by the U.S. Food & Drug Administration (FDA) that it had placed a partial clinical hold on the Phase 1 trial (ATTCK-20-03) of Unum’s ACTR707 in combination with rituximab in patients with CD20+ B cell non-Hodgkin lymphoma (r/r NHL). The partial clinical hold was initiated following the submission of a safety report by Unum to the FDA regarding one patient in the trial who experienced a Grade 3 serious adverse event that is being evaluated as a possible new malignancy and is considered to be possibly related to ACTR707. Unum plans to work closely with the study site and the FDA to further review this event. Patients who previously received ACTR707 can continue to receive rituximab infusions on study.

Previously, on March 2, 2020, Unum announced a new strategic effort prioritizing and allocating resources towards the advancement of its preclinical program, BOXR1030, for the treatment of advanced solid tumor cancers. As part of the implementation of the new strategic effort, Unum announced that it is concluding its clinical trials of ACTR707, including the Phase 1 trial (ATTCK-20-03) in combination with rituximab in r/r NHL and the Phase 1 trial (ATTCK-34-01) in combination with trastuzumab to treat advanced HER2+ solid tumor cancers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2020	UNUM THERAPEUTICS INC.

	By:	/s/ Charles Wilson
Charles Wilson, Ph.D.
Chief Executive Officer and President